As filed with the Securities and Exchange Commission on June 27, 1997
                                                  Registration No.  333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 COACH USA, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                             76-0496471
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)


                  One Riverway
                    Suite 600
                 Houston, Texas                         77056-1903
      (Address of Principal Executive Offices)          (Zip Code)


                                 COACH USA, INC.
                          1996 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                              Richard H. Kristinik
                             Chief Executive Officer
                                  One Riverway
                                    Suite 600
                            Houston, Texas 77056-1903
                     (Name and address of agent for service)

                                 (888) COACH-US
                     (Telephone number, including area code,
                              or agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                              Proposed
                                                          Amount to be         Maximum      Proposed Maximum
                                                         Registered (1)     ffering Price  Aggregate Offering        Amount of
        Title of Securities to be Registered                               OPer Share (1)       Price (1)       Registration Fee (1)

------------------------------------------------------------------------------------------------------------------------- ----------
Shares of Common Stock,
   $0.01 par value per share.....................      2,911,000 Shares       $25.875         $75,322,125           $22,824.89
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on June 23, 1997 as reported in the Wall Street Journal on June 24, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Coach USA, Inc. (the "Company") hereby incorporates by reference the following documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) The  Company's  Annual  Report  on Form  10-K  for the  year  ended
December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1997 filed with the Commission on May 15, 1997.

         (c) The description of the Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A (File No. 1-12939) which was filed with the Commission on April 29, 1997 pursuant to Section 12 of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since each class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 8.  EXHIBITS.

         Exhibit
         Number   Description
         ------   -----------

         5.1 Opinion of Douglas M. Cerny, as to the legality of the securities being registered.

         23.1 Consent of Douglas M. Cerny (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
         23.2     Consent of Arthur Andersen LLP.

         24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

               Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
        Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of June, 1997.

                                                  Coach USA, Inc.


                                                  By /s/ Richard H. Kristinik
                                                     ------------------------
                                                     Richard H. Kristinik
                                                     Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Coach USA, Inc. (the "Company") hereby constitutes and appoints Richard H. Kristinik, Lawrence K. King and Douglas M. Cerny (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                                   Title                                   Date
          ---------                                   -----                                   ----


   /s/ Richard H. Kristinik
  -------------------------               Chairman of the Board and                      June 27, 1997
    Richard H. Kristinik                     Chief Executive Officer
                                             (Principal Executive Officer)
  /s/ Lawrence K. King
 -------------------------                Senior Vice President, Chief                   June 27, 1997
      Lawrence K. King                        Financial Officer and
                                              Director (Principal Financial
                                              and Accounting Officer)
 /s/ John Mercadante, Jr.
 -------------------------                 President, Chief Operating                    June 27, 1997
    John Mercadante, Jr.                      Officer and Director

 /s/ Frank P. Gallagher
 -------------------------                 Senior Vice President --                      June 27, 1997
     Frank P. Gallagher                       Corporate Development and
                                              Director





  /s/ Gerald Mercadante
 -------------------------                 Senior Vice President --                       June 27, 1997
     Gerald Mercadante                       Northeast Region Operations
                                             and Director
  /s/ Steven S. Harter
 -------------------------                 Director                                       June 27, 1997
     Steven S. Harter

  /s/ Charles D. Busskohl
 -------------------------                 Director                                       June 27, 1997
    Charles D. Busskohl

  /s/ William J. Lynch
 -------------------------                 Director                                       June 27, 1997
     William J. Lynch

  /s/ Paul M. Verrochi
 -------------------------                 Director                                       June 27, 1997
     Paul M. Verrochi

  /s/ Thomas A. Werbe
 -------------------------                 Director                                       June 27, 1997
     Thomas A. Werbe


                                    THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the members of the Compensation Committee, functioning as the Plan Administrator of the Coach USA, Inc. 1996 Long Term Incentive Plan, have duly caused the Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 27, 1997.



                                  COACH USA, INC. 1996 LONG TERM INCENTIVE PLAN


                                   /s/ Steven S. Harter
                                  ------------------------------
                                  Steven S. Harter


                                   /s/ William J. Lynch
                                  ------------------------------
                                  William J. Lynch


                                   /s/ Paul M. Verrochi
                                  ------------------------------
                                  Paul M. Verrochi